Wyoming Secretary of State
Herschler Building East, Suite 101
122 W 25th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Email: Business@wyo.gov

WY Secretary of State
FILED: 01/14/2020 01:13 PM
Original ID: 2010-000588847
Amendment ID: 2020-002736277

Profit Corporation
Articles of Amendment

1. Corporation name:

CBD OILVITE INC.

2. Article number(s) Article 1 is amended as follows:

**Article number(s) is not your filing ID number. Example: 2000-000123456*

Old Name: CBD OILVITE INC.
New Name: Mission Mining Company

Special note: the party that filed the previous name change dated 12/06/19 was unathorized to do so.

Mission Mining Company is governed by a court appointed custodian; Synergy Management Group, LLC, Custodian of MISSION MINING COMPANY, granted in the District Court, Laramie County Wyoming, docket no. 192-060 on December 3rd, 2019

3. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

4. The amendment was adopted on 12/06/2019
(Date – mm/dd/yyyy)

RECEIVED
JAN - 7 2020
WYOMING
SECRETARY OF STATE

5. Approval of the amendment: *(Please check **only one** appropriate field to indicate the party approving the amendment.)*

☑ **Shares were *not* issued** and the board of directors or incorporators have adopted the amendment.

OR

☐ **Shares were issued** and the board of directors have adopted the amendment *without shareholder approval*, in compliance with W.S. 17-16-1005.

OR

☐ **Shares were issued** and the board of directors have adopted the amendment *with shareholder approval*, in compliance with W.S. 17-16-1003.

Signature: [signature]
(May be executed by Chairman of Board, President or another of its officers.)

Date: 01/02/2020
(mm/dd/yyyy)

Print Name: Benjamin Berry

Contact Person: Benjamin Berry

Title: Custodian / President

Daytime Phone Number: 312-481-6850

Email: info@synergymgtgroup.com

(Email provided will receive annual report reminders and filing evidence.)
**May list multiple email addresses*

Checklist

- ☑ ***Filing Fee: $50.00*** Make check or money order payable to Wyoming Secretary of State.
- ☐ Please submit one **originally signed** document.
- ☐ **Typical processing time is 3-5 business days** following the date of receipt in our office.
- ☐ *Refer to original articles of incorporation to determine the specific article number being amended or use the next number in sequence if you are adding an article.
- ☐ Please review form prior to submitting to the Secretary of State to ensure all areas have been completed to avoid a delay in the processing time of your documents.

STATE OF WYOMING
Office of the Secretary of State

I, EDWARD A. BUCHANAN, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF NAME CHANGE

Current Name: **Mission Mining Company**
Old Name: **CBD OILVITE INC.**

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this **14th** day of **January**, **2020**

Secretary of State

By: Bailey Johnson

Filed Date: 01/14/2020